Exhibit 21

CLIFFS NATURAL RESOURCES INC. AND SUBSIDIARIES

As of February 15, 2009

Name	Cliffs’ Effective Ownership	Place of Incorporation
Cliffs Natural Resources Inc.		Ohio, USA
Anglo Ferrous Amapá Mineração Ltda.	30%	Brazil
Anglo Ferrous Logística Amapá Ltda.	30%	Brazil
Arnaud Railway Company	26.830%	Quebec, Canada
AusQuest Limited	30%	WA Australia
Beard Pinnacle, LLC	100%	Oklahoma, USA
CALipso Sales Company	82.395%	Delaware, USA
Centennial Asset Participações Amapá S.A.	100%	Brazil
Cleveland-Cliffs International Holding Company	100%	Delaware, USA
Cleveland-Cliffs Ore Corporation	100%	Ohio, USA
CLF PinnOak LLC	100%	Delaware, USA
Cliffs (Gibraltar) Holdings Limited	100%	Gibraltar
Cliffs (Gibraltar) Holdings Limited Luxembourg S.C.S.	100%	Luxembourg
Cliffs (Gibraltar) Limited	100%	Gibraltar
Cliffs (Gibraltar) Mather I Limited	100%	Gibraltar
Cliffs (Gibraltar) Mather II Limited	100%	Gibraltar
Cliffs (Gibraltar) Mather III Limited	100%	Gibraltar
Cliffs (US) Mather I LLC	100%	Delaware, USA
Cliffs and Associates Limited	82.395%	Trinidad
Cliffs Asia Pacific Iron Ore Finance Pty Ltd	100%	WA Australia
Cliffs Asia Pacific Iron Ore Holdings Pty Ltd (fka Portman Limited)	100%	SA Australia
Cliffs Asia Pacific Iron Ore Investments Pty Ltd	100%	QLD Australia
Cliffs Asia Pacific Iron Ore Management Pty Ltd	100%	NSW Australia
Cliffs Asia Pacific Iron Ore Pty Ltd (fka Portman Iron Ore Limited)	100%	NSW Australia
Cliffs Australia Coal Pty Ltd	100%	QLD Australia
Cliffs Australia Holdings Pty Ltd	100%	QLD Australia
Cliffs Australia Washplant Operations Pty Ltd	100%	QLD Australia
Cliffs Biwabik Ore Corporation	100%	Minnesota, USA
Cliffs Brown B.V.	100%	The Netherlands
Cliffs Empire, Inc.	100%	Michigan, USA
Cliffs Erie L.L.C.	100%	Delaware, USA
Cliffs Exploraciones Peru S.A.C.	100%	Peru
Cliffs Greene B.V.	100%	The Netherlands
Cliffs Harrison B.V.	100%	The Netherlands
Cliffs International Lux I S.à r.l.	100%	Luxembourg
Cliffs International Lux II S.à r.l.	100%	Luxembourg
Cliffs International Lux IV S.à r.l. (In Liquidation)	100%	Luxembourg
Cliffs International Luxembourg S.à r.l.	100%	Luxembourg
Cliffs International Management Company LLC	100%	Delaware, USA
Cliffs International Mineração Brasil Ltda.	100%	Brazil
Cliffs International Participações Brasil Ltda.	100%	Brazil
Cliffs Marquette, Inc.	100%	Michigan, USA
Cliffs Merger Sub, Inc.	100%	Delaware, USA
Cliffs Minera Peru S.A.C.	100%	Peru
Cliffs Mineração S.A.	100%	Brazil
Cliffs Mining Company (fka Pickands Mather & Co.)	100%	Delaware, USA

Name	Cliffs’ Effective Ownership	Place of Incorporation
Cliffs Mining Services Company	100%	Delaware, USA
Cliffs Minnesota Mining Company	100%	Delaware, USA
Cliffs Natural Gas Company	100%	Delaware, USA
Cliffs Natural Resources Holdings Pty Ltd	100%	WA Australia
Cliffs Natural Resources Luxembourg S.à r.l.	100%	Luxembourg
Cliffs Natural Resources Pty Ltd (fka Cliffs Asia-Pacific Pty Limited)	100%	WA Australia
Cliffs Netherlands B.V.	100%	The Netherlands
Cliffs North American Coal LLC (fka PinnOak Resources, LLC)	100%	Delaware, USA
Cliffs Oil Shale Corp.	100%	Colorado, USA
Cliffs Reduced Iron Corporation	100%	Delaware, USA
Cliffs Reduced Iron Management Company	100%	Delaware, USA
Cliffs Renewable Energies LLC	100%	Delaware, USA
Cliffs Sales Company (fka Northshore Sales Company)	100%	Ohio, USA
Cliffs Scovil B.V.	100%	The Netherlands
Cliffs Sterling B.V.	100%	The Netherlands
Cliffs Technical Products LLC	100%	Delaware, USA
Cliffs TIOP, Inc. (fka Cliffs MC Empire, Inc.)	100%	Michigan, USA
Cliffs UTAC Holding LLC	100%	Delaware, USA
Cockatoo Island Holdings Pty Ltd	100%	NSW Australia
Cockatoo Island Project	50%	SA Australia
Empire Iron Mining Partnership	79%	Michigan, USA
Esperance Iron Limited	100%	WA Australia
Golden West Resources Limited	16.960%	WA Australia
Hibbing Development Company	39%	Minnesota, USA
Hibbing Taconite Company	23%	Minnesota, USA
Huincho Peru SRL	51%	Peru
IronUnits LLC	100%	Delaware, USA
Knoll Lake Minerals Limited	15.632%	Canada
Koolyanobbing Iron Pty Ltd	100%	WA Australia
Lake Superior & Ishpeming Railroad Company	100%	Michigan, USA
MABCO Steam Company, LLC	40.467%	Delaware, USA
Marquette Iron Mining Partnership	100%	Michigan, USA
Marquette Range Coal Service Company	82.086%	Michigan, USA
Michigan Iron Nugget LLC	50%	Delaware, USA
Midway Ore Company Ltd. — Minerais Midway Ltee	100%	Quebec, Canada
Northern Conservation, LLC	100%	Minnesota, USA
Northern Land Company Limited	13.410%	Newfoundland, Canada
Northshore Mining Company	100%	Delaware, USA
Oak Grove Land Company, LLC	100%	Delaware, USA
Oak Grove Resources, LLC	100%	Delaware, USA
Pelsoil Limited	100%	Australia
Pickands Hibbing Corporation	100%	Minnesota, USA
Pinnacle Land Company, LLC	100%	Delaware, USA
Pinnacle Mining Company, LLC	100%	Delaware, USA
PinnOak Coal Sales, LLC	100%	Delaware, USA
Portman Coal Investments Pty Ltd	100%	WA Australia
Portman Mining Limited	100%	NA Australia
Renewafuel, LLC	70%	Minnesota, USA
Republic Wetlands Preserve LLC	100%	Michigan, USA
Seignelay Resources, Inc. (fka Angola Services Corporation)	100%	Delaware, USA

Name	Cliffs’ Effective Ownership	Place of Incorporation
Silver Bay Power Company	100%	Delaware, USA
Sonoma Coal Project	8.333%	QLD Australia
Sonoma Mine Management Pty Ltd	45%	QLD Australia
Syracuse Mining Company	100%	Minnesota, USA
The Cleveland-Cliffs Iron Company	100%	Ohio, USA
The Cleveland-Cliffs Steamship Company	100%	Delaware, USA
Tilden Mining Company L.C.	85%	Michigan, USA
Twin Falls Power Corporation Limited	6.866%	Canada
United Taconite LLC	100%	Delaware, USA
Wabush Iron Co. Limited	100%	Ohio, USA
Wabush Lake Railway Company, Limited	26.830%	Newfoundland, Canada
Wabush Mines	26.830%	Newfoundland, Canada